Exhibit 99.1

May 3, 2016

FOR ADDITIONAL INFORMATION

Media	Investors
Ken Stammen	Randy Hulen
Manager, Communications	Vice President, Investor Relations
(614) 460-5544	(219) 647-5688
kstammen@nisource.com	rghulen@nisource.com

NiSource Reports First Quarter 2016 Earnings

•	Results in line with net operating earnings per share (non-GAAP) guidance for 2016

•	Company on track to execute $1.4 billion in utility infrastructure investments for the year

•	Regulatory activities progressing well in multiple states

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced net operating earnings from continuing operations (non-GAAP) of $190.8 million, or $0.60 per share, for the three months ended March 31, 2016, compared to $179.3 million, or $0.57 per share, for the same period in 2015. Operating earnings (non-GAAP) for the three months ended March 31, 2016 were $399.3 million, compared to $364.7 million, for the same period in 2015.

On a GAAP basis, NiSource reported income from continuing operations for the three months ended March 31, 2016 of $179.7 million, or $0.56 per share, compared with $192.5 million, or $0.61 per share, for the same period in 2015. Operating income was $381.4 million for the three months ended March 31, 2016, compared with $386.3 million for the same period in 2015. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP net income and operating income, respectively.

“Our first quarter results reflect the strength of our regulated business strategy and sustained track record of delivering value to our customers through our investment programs,” said NiSource President and CEO Joseph Hamrock. “We’re on track to execute on our robust capital investment plans and well positioned to deliver non-GAAP net operating earnings within our guidance range of $1.00 to $1.10 per share for the year.”

First Quarter 2016 Highlights

NiSource continued to execute on its infrastructure investment strategy designed to improve safety, reliability and environmental performance for its customers and communities. The company also made key progress in several states on regulatory initiatives which support these infrastructure investments, along with enhanced employee training and customer programs. NiSource remains on track for sustained execution on the more than $30 billion of identified long-term regulated utility investments the company outlined in 2014.

Gas Distribution Operations

•
On March 18, 2016, Columbia Gas of Pennsylvania (CPA) filed a request with the Pennsylvania Public Utility Commission (PUC) to adjust its base rates in support of CPA’s continued upgrades and replacement of its infrastructure, and to recover increases in the company’s safety-related operating and maintenance costs. The rate request is based on CPA’s infrastructure investments and programs which are designed to enhance pipeline safety. If approved as filed, the case would result in a $55 million annual revenue increase. A PUC order is expected by the end of 2016.

•
On April 20, 2016, the Public Utilities Commission of Ohio approved Columbia Gas of Ohio's (COH) annual infrastructure replacement rider. The rider provides for continued support of COH's well-established pipeline replacement program investments. This order authorizes $21 million in increased annual revenue related to 2015 infrastructure investments of approximately $185 million.

•
Northern Indiana Public Service Company (NIPSCO) continues to execute on its seven-year, approximately $800 million gas infrastructure modernization program to further improve system reliability and safety. On March 30, the Indiana Utility Regulatory Commission (IURC) approved the semi-annual tracker update that NIPSCO filed in August 2015, which covered approximately $74 million of investments through mid-2015. NIPSCO filed its latest semi-annual tracker update on Feb. 29, and that request remains pending with the IURC.

•
On April 29, 2016, Columbia Gas of Virginia (CVA) filed a request with the Virginia State Corporation Commission (SCC) to adjust its base rates to recover investments and other costs associated with the company’s ongoing initiatives to improve the overall safety and reliability of its distribution system and to accommodate increasing demand for service. If approved as filed, the case would result in an annual revenue increase of $37 million. An SCC decision is expected by early next year.

•
On April 15, 2016, Columbia Gas of Maryland (CMD) filed a request with the Maryland Public Service Commission to adjust its base rates to support the continued replacement of aging pipe as well as adopt pipeline safety upgrades. If approved as filed, the case would result in an annual revenue increase of approximately $6.5 million. A commission order is expected by the end of 2016.

•
A decision on Columbia Gas of Massachusetts’ (CMA) 2016 Gas System Enhancement Plan was issued by the Massachusetts Department of Public Utilities on April 29, 2016. This approval allows for recovery of investments of approximately $59 million through 2016 and an increase in annual revenues of approximately $8.2 million, which began on May 1, 2016.

Electric Operations

•
On March 24, 2016, NIPSCO reached a settlement agreement with the Indiana Office of Utility Consumer Counselor (OUCC), industrial customers, the LaPorte County Board of Commissioners, and the Indiana Municipal Utility Group on the company’s seven-year electric infrastructure modernization plan. The settlement includes the recovery of more than $1.2 billion of investments and remains focused on electric transmission and distribution infrastructure investments designed to improve system safety and reliability. An IURC order on the settlement is anticipated in the third quarter of 2016.

•
On February 19, 2016, NIPSCO reached a collaborative agreement in its electric base rate case currently pending before the IURC. The settlement, which includes the OUCC, industrial customers, the Indiana Municipal Utility Group, and the United Steelworkers, provides a platform for NIPSCO’s continued investments and service improvements for customers. The proposed settlement agreement would increase annual revenues by $72.5 million. An IURC order on the settlement is anticipated early in the third quarter of 2016.

•
NIPSCO’s two major electric transmission projects remain on schedule with anticipated in-service dates in the second half of 2018. The 100-mile 345-kV and 65-mile 765-kV projects are designed to enhance region-wide system flexibility and reliability. Right-of-way acquisition, permitting and engineering are well under way for both projects.

Utility Leadership Team Advancing Growth Plans

In March, NiSource announced some organizational changes aimed at advancing the company’s growth plans and enhancing performance across the organization.

Effective today, Pablo Vegas joined the company as executive vice president and president, Columbia Gas Group, for NiSource's Columbia Gas companies, which includes local gas distribution companies in Kentucky, Maryland, Massachusetts, Ohio, Pennsylvania and Virginia. He previously held a variety of senior executive positions in the regulated utility and consulting industries, including serving most recently as president and chief operating officer of American Electric Power (AEP) Ohio.

Vegas will have profit-and-loss responsibility for the six Columbia Gas companies, including leadership of state regulatory, customer and stakeholder performance. He is also responsible for customer service, billing and new business platforms for all seven NiSource companies.

Carl Levander, executive vice president and chief regulatory officer, will assume the role of executive vice president, regulatory policy and corporate affairs, which includes responsibility for policy, corporate communications, federal government affairs, regulatory strategy and human resources at NiSource.

“Building on our already strong leadership team, we continue to align our organization to capitalize on all of our strategic opportunities,” Hamrock said. “These include executing on our well-established infrastructure investment plans, while at the same time looking at enhancements to our plan such as growing our customer base, improving service to our customers and leveraging common platforms.”

2016 Guidance, Financial & Growth Commitments Reaffirmed

Hamrock reaffirmed that NiSource expects to deliver non-GAAP net operating earnings per share of $1.00 to $1.10 in 2016. NiSource also expects to make approximately $1.4 billion in planned infrastructure enhancement investments during the year. This 2016 earnings and investment guidance provides the starting point for NiSource’s long-term annual earnings per share and dividend growth projections of 4-6 percent annually.

NiSource remains committed to maintaining solid, investment grade credit ratings. Standard & Poor’s rates NiSource at BBB+, Moody’s rates NiSource at Baa2, and Fitch rates NiSource at BBB- with a positive outlook. As of March 31, 2016, NiSource maintained over $1 billion in net available liquidity, consisting of cash and available capacity under its credit facilities.

First Quarter 2016 Operating Earnings - Segment Results (non-GAAP)
NiSource's consolidated operating earnings (non-GAAP) for the three months ended March 31, 2016, were $399.3 million, compared to $364.7 million for the same period in 2015. Refer to Schedule 2 for the items included in 2016 and 2015 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the three months ended March 31, 2016, are discussed below.
Gas Distribution Operations reported operating earnings of $330.2 million for the three months ended March 31, 2016, compared with operating earnings of $305.8 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $34.7 million primarily attributable to increases in regulatory and service programs, including the impact of new rates at CMA and CPA, as well as the implementation of new rates under COH's approved infrastructure replacement program.
Operating expenses, excluding the impact of trackers, increased by $10.3 million due primarily to increased outside service costs and higher depreciation.
Electric Operations reported operating earnings of $72.2 million for the three months ended March 31, 2016, compared with operating earnings of $67.2 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $0.2 million.
Operating expenses, excluding the impact of trackers, decreased by $4.8 million due primarily to lower generation expenses, decreased employee and administrative costs and lower environmental costs. These decreases were partially offset by higher outside service costs.
Corporate and Other Operations reported an operating earnings loss of $3.1 million for the three months ended March 31, 2016, compared with an operating earnings loss of $8.3 million for the three months ended March 31, 2015. This variance is driven primarily by lower employee and administrative costs.
Other Income (Deductions)
Other income (deductions) reduced income by $89.8 million for the three months ended March 31, 2016, compared to a reduction of income of $89.3 million in the prior year. This variance was primarily due to lower miscellaneous transmission upgrade agreement income, partially offset by decreased interest expense.
The effective tax rate of net operating earnings was 38.4 percent compared to 34.9 percent for the same period last year. The increase in the three month effective tax rate in 2016 versus 2015 is primarily due to the state apportionment benefits in 2015.
Regulation G Disclosure Statement
This press release includes financial results and guidance for NiSource with respect to net operating earnings and operating earnings, which are non-GAAP financial measures as defined by the SEC’s Regulation G. The company includes such measures because management believes they permit investors to view the company’s performance using the same tools that management uses and to better evaluate the Company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be differences between such measures and GAAP equivalents due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, separation-related costs, and certain income tax items. NiSource is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis.

About NiSource
NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s more than 7,000 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource has been designated a World’s Most Ethical Company by the Ethisphere Institute since 2012 and is a member of the Dow Jones Sustainability - North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. NI-F

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statements and expectations regarding NiSource’s business, performance, infrastructure or utility investments and growth. Factors that could cause actual results to differ materially from the projections, forecasts, estimates, plans and expectations discussed in this release include, but are not limited to, NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; risks associated with construction and natural gas cost and supply; extreme weather conditions; the ability of subsidiaries to generate cash; uncertainties related to the expected benefits of the separation of CPG and other matters referenced in the “Risk Factors” section of NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other filings with the Securities and Exchange Commission. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,

(in millions, except per share amounts)	2016	2015
Net Revenues
Gas Distribution	$753.1	$1,061.3
Gas Transportation	301.7	369.2
Electric	394.1	391.9
Other	4.9	7.6
Gross Revenues	1,453.8	1,830.0
Cost of Sales (excluding depreciation and amortization)	496.5	848.2
Total Net Revenues	957.3	981.8
Operating Expenses
Operation and maintenance	305.2	303.4
Operation and maintenance - trackers	48.7	105.4
Depreciation and amortization	127.5	123.9
Depreciation and amortization - trackers	5.3	1.1
Other taxes	48.2	53.2
Other taxes - trackers	23.1	30.1
Total Operating Expenses	558.0	617.1
Operating Earnings	399.3	364.7
Other Income (Deductions)
Interest expense, net	(90.5)	(92.8)
Other, net	0.7	3.5
Total Other Deductions	(89.8)	(89.3)
Operating Earnings From Continuing Operations
Before Income Taxes	309.5	275.4
Income Taxes	118.7	96.1
Net Operating Earnings from Continuing Operations	190.8	179.3
GAAP Adjustment	(11.1)	13.2
GAAP Income from Continuing Operations	$179.7	$192.5
Basic Net Operating Earnings Per Share from Continuing Operations	$0.60	$0.57
GAAP Basic Earnings Per Share from Continuing Operations	$0.56	$0.61
Basic Average Common Shares Outstanding	320.3	316.6

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,
Gas Distribution Operations
(in millions)	2016	2015
Net Revenues
Sales revenues	$1,059.3	$1,436.9
Less: Cost of gas sold	377.4	722.6
Net Revenues	681.9	714.3
Operating Expenses
Operation and maintenance	200.1	193.4
Operation and maintenance - trackers	38.3	98.4
Depreciation and amortization	61.2	56.1
Other taxes	29.0	30.5
Other taxes - trackers	23.1	30.1
Total Operating Expenses	351.7	408.5
Operating Earnings	$330.2	$305.8
GAAP Adjustment	(15.3)	19.4
GAAP Operating Income	$314.9	$325.2

	Three Months Ended March 31,
Electric Operations
(in millions)	2016	2015
Net Revenues
Sales revenues	$394.2	$393.0
Less: Cost of sales	119.1	125.7
Net Revenues	275.1	267.3
Operating Expenses
Operation and maintenance	109.5	113.2
Operation and maintenance - trackers	10.4	7.0
Depreciation and amortization	61.7	61.1
Depreciation and amortization - trackers	5.3	1.1
Other taxes	16.0	17.7
Total Operating Expenses	202.9	200.1
Operating Earnings	$72.2	$67.2
GAAP Adjustment	(1.9)	2.8
GAAP Operating Income	$70.3	$70.0

	Three Months Ended March 31,
Corporate and Other Operations
(in millions)	2016	2015
Operating Earnings (Loss)	$(3.1)	$(8.3)
GAAP Adjustment	(0.7)	(0.6)
GAAP Operating Income (Loss)	$(3.8)	$(8.9)

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended March 31,

Gas Distribution Operations	2016	2015
Sales and Transportation (MMDth)
Residential	120.8	153.1
Commercial	71.6	88.7
Industrial	140.2	146.8
Off System	12.1	13.5
Other	(0.1)	—
Total	344.6	402.1
Weather Adjustment	20.8	(35.5)
Sales and Transportation Volumes - Excluding Weather	365.4	366.6

Heating Degree Days	2,612	3,404
Normal Heating Degree Days	2,924	2,892
% Colder (Warmer) than Normal	(11)%	18%
Customers
Residential	3,128,567	3,111,880
Commercial	285,214	284,081
Industrial	7,569	7,641
Other	13	15
Total	3,421,363	3,403,617

	Three Months Ended March 31,

Electric Operations	2016	2015
Sales (Gigawatt Hours)
Residential	803.6	865.8
Commercial	911.9	940.0
Industrial	2,420.7	2,425.4
Wholesale	—	116.9
Other	34.5	34.6
Total	4,170.7	4,382.7
Weather Adjustment	28.6	(42.2)
Sales Volumes - Excluding Weather	4,199.3	4,340.5

Electric Customers
Residential	405,235	403,409
Commercial	55,170	54,695
Industrial	2,341	2,354
Wholesale	742	747
Other	—	5
Total	463,488	461,210

NiSource Inc.
Schedule 1 – Reconciliation of Net Operating Earnings to GAAP

	Three Months Ended March 31,

(in millions, except per share amounts)	2016	2015
Net Operating Earnings from Continuing Operations	$190.8	$179.3
Items excluded from operating earnings
Net Revenues:
Weather - compared to normal	(17.2)	22.2
Operating Expenses:
Transaction costs	(0.8)	(0.3)
Gain (loss) on sale of assets and impairments, net	0.1	(0.3)
Total items excluded from operating earnings	(17.9)	21.6
Other Deductions:
Tax effect of above items	6.8	(8.4)
Total items excluded from net operating earnings	(11.1)	13.2
GAAP Income from Continuing Operations	$179.7	$192.5
Basic Average Common Shares Outstanding	320.3	316.6
Basic Net Operating Earnings Per Share from Continuing Operations	$0.60	$0.57
Items excluded from net operating earnings (after-tax)	(0.04)	0.04
GAAP Basic Earnings Per Share from Continuing Operations	$0.56	$0.61

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Quarter ended March 31,

2016 (in millions)	Gas Distribution	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$330.2	$72.2	$(3.1)	$399.3
Net Revenues:
Weather - compared to normal	(15.3)	(1.9)	—	(17.2)
Total Impact - Net Revenues	(15.3)	(1.9)	—	(17.2)
Operating Expenses:
Transaction costs	—	—	(0.8)	(0.8)
Gain on sale of assets and impairments, net	—	—	0.1	0.1
Total Impact - Operating Expenses	—	—	(0.7)	(0.7)
Total Impact - Operating Loss	$(15.3)	$(1.9)	$(0.7)	$(17.9)
Operating Income (Loss) - GAAP	$314.9	$70.3	$(3.8)	$381.4

2015 (in millions)	Gas Distribution	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$305.8	$67.2	$(8.3)	$364.7
Net Revenues:
Weather - compared to normal	19.4	2.8	—	22.2
Total Impact - Net Revenues	19.4	2.8	—	22.2
Operating Expenses:
Transaction costs	—	—	(0.3)	(0.3)
Loss on sale of assets	—	—	(0.3)	(0.3)
Total Impact - Operating Expenses	—	—	(0.6)	(0.6)
Total Impact - Operating Income (Loss)	$19.4	$2.8	$(0.6)	$21.6
Operating Income (Loss) - GAAP	$325.2	$70.0	$(8.9)	$386.3

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2016	2015
Net Revenues
Gas Distribution	$737.8	$1,080.7
Gas Transportation	301.7	369.2
Electric	392.2	394.7
Other	4.9	7.6
Total Gross Revenues	1,436.6	1,852.2
Cost of Sales (excluding depreciation and amortization)	496.5	848.2
Total Net Revenues	940.1	1,004.0
Operating Expenses
Operation and maintenance	354.7	409.1
Depreciation and amortization	132.8	125.0
Loss (gain) on sale of assets and impairments, net	(0.1)	0.3
Other taxes	71.3	83.3
Total Operating Expenses	558.7	617.7
Operating Income	381.4	386.3
Other Income (Deductions)
Interest expense, net	(90.5)	(92.8)
Other, net	0.7	3.5
Total Other Deductions	(89.8)	(89.3)
Income from Continuing Operations before Income Taxes	291.6	297.0
Income Taxes	111.9	104.5
Income from Continuing Operations	179.7	192.5
Income from Discontinued Operations - net of taxes	—	82.8
Net Income	179.7	275.3
Less: Net income attributable to noncontrolling interest	—	6.9
Net Income attributable to NiSource	$179.7	$268.4
Amounts attributable to NiSource:
Income from continuing operations	$179.7	$192.5
Income from discontinued operations	—	75.9
Net Income attributable to NiSource	$179.7	$268.4
Basic Earnings Per Share
Continuing operations	$0.56	$0.61
Discontinued operations	—	0.24
Basic Earnings Per Share	$0.56	$0.85
Diluted Earnings Per Share
Continuing operations	$0.56	$0.61
Discontinued operations	—	0.24
Diluted Earnings Per Share	$0.56	$0.85
Dividends Declared Per Common Share	$0.31	$0.52
Basic Average Common Shares Outstanding	320.3	316.6
Diluted Average Common Shares	322.0	317.4

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited)

(in millions)	March 31, 2016	December 31, 2015
ASSETS
Property, Plant and Equipment
Utility plant	$19,206.9	$18,946.9
Accumulated depreciation and amortization	(6,957.3)	(6,853.4)
Net utility plant	12,249.6	12,093.5
Other property, at cost, less accumulated depreciation	17.6	18.0
Net Property, Plant and Equipment	12,267.2	12,111.5
Investments and Other Assets
Unconsolidated affiliates	6.7	6.9
Other investments	194.8	187.7
Total Investments and Other Assets	201.5	194.6
Current Assets
Cash and cash equivalents	23.7	15.5
Restricted cash	19.4	29.7
Accounts receivable (less reserve of $32.5 and $20.3, respectively)	647.9	660.0
Gas inventory	112.8	343.5
Materials and supplies, at average cost	94.8	86.8
Electric production fuel, at average cost	110.8	106.3
Exchange gas receivable	26.4	21.0
Regulatory assets	226.1	206.9
Prepayments and other	133.5	107.5
Total Current Assets	1,395.4	1,577.2
Other Assets
Regulatory assets	1,600.7	1,599.8
Goodwill	1,690.7	1,690.7
Intangible assets	250.9	253.7
Deferred charges and other	65.0	65.0
Total Other Assets	3,607.3	3,609.2
Total Assets	$17,471.4	$17,492.5

NiSource Inc.
Consolidated Balance Sheets (GAAP) (continued)
(unaudited)

(in millions, except share amounts)	March 31, 2016	December 31, 2015
CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock - $0.01 par value, 400,000,000 shares authorized; 321,360,285 and 319,110,083 shares outstanding, respectively	$3.2	$3.2
Additional paid-in capital	5,102.5	5,078.0
Retained deficit	(1,042.9)	(1,123.3)
Accumulated other comprehensive loss	(103.8)	(35.1)
Treasury stock	(86.7)	(79.3)
Total Common Stockholders’ Equity	3,872.3	3,843.5
Long-term debt, excluding amounts due within one year	5,905.5	5,948.5
Total Capitalization	9,777.8	9,792.0
Current Liabilities
Current portion of long-term debt	263.8	433.7
Short-term borrowings	845.3	567.4
Accounts payable	392.7	433.4
Dividends payable	49.7	—
Customer deposits and credits	212.8	316.3
Taxes accrued	203.1	183.5
Interest accrued	72.2	129.0
Exchange gas payable	25.8	62.3
Deferred revenue	5.5	6.6
Regulatory liabilities	176.8	231.4
Accrued liability for postretirement and postemployment benefits	4.9	4.9
Legal and environmental	37.4	37.6
Accrued compensation and employee benefits	102.8	136.4
Other accruals	103.1	115.0
Total Current Liabilities	2,495.9	2,657.5
Other Liabilities and Deferred Credits
Risk management liabilities	135.4	22.6
Deferred income taxes	2,426.9	2,365.3
Deferred investment tax credits	14.4	14.8
Deferred credits	91.2	90.7
Accrued liability for postretirement and postemployment benefits	754.1	759.7
Regulatory liabilities	1,334.2	1,350.4
Asset retirement obligations	253.1	254.0
Other noncurrent liabilities	188.4	185.5
Total Other Liabilities and Deferred Credits	5,197.7	5,043.0
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$17,471.4	$17,492.5

NiSource Inc.
Statements of Consolidated Cash Flows (GAAP)
(unaudited)

Three Months Ended March 31, (in millions)	2016	2015
Operating Activities
Net Income	$179.7	$275.3
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Depreciation and amortization	132.8	125.0
Deferred income taxes and investment tax credits	102.0	89.9
Stock compensation expense and 401(k) profit sharing contribution	10.9	17.3
Income from discontinued operations - net of taxes	—	(82.8)
Amortization of discount/premium on debt	1.9	2.5
AFUDC equity	(2.4)	(2.6)
Other adjustments	(0.4)	0.6
Changes in Assets and Liabilities:
Accounts receivable	11.2	(106.0)
Income tax receivable	0.9	(0.3)
Inventories	218.3	296.5
Accounts payable	(35.2)	(66.1)
Customer deposits and credits	(103.6)	(122.2)
Taxes accrued	25.6	29.2
Interest accrued	(56.8)	(59.3)
Exchange gas receivable/payable	(42.0)	(84.2)
Other accruals	(29.6)	(49.6)
Prepayments and other current assets	(26.7)	(22.3)
Regulatory assets/liabilities	(81.3)	208.6
Postretirement and postemployment benefits	(5.3)	(13.9)
Deferred credits	0.5	4.4
Deferred charges and other noncurrent assets	0.2	5.4
Other noncurrent liabilities	2.5	2.8
Net Operating Activities from Continuing Operations	303.2	448.2
Net Operating Activities from (used for) Discontinued Operations	(0.3)	156.2
Net Cash Flows from Operating Activities	302.9	604.4
Investing Activities
Capital expenditures	(301.0)	(243.5)
Cash contributions from CPG	—	500.0
Proceeds from disposition of assets	1.0	1.5
Restricted cash withdrawals	10.3	3.3
Other investing activities	(25.6)	4.8
Net Investing Activities from (used for) Continuing Operations	(315.3)	266.1
Net Investing Activities used for Discontinued Operations	—	(154.9)
Net Cash Flows from (used for) Investing Activities	(315.3)	111.2
Financing Activities
Repayments of long-term debt and capital lease obligations	(204.3)	(8.0)
Premiums and other debt related costs	(0.3)	—
Change in short-term borrowings, net	277.9	(1,262.9)
Issuance of common stock	4.3	5.9
Acquisition of treasury stock	(7.4)	(20.0)
Dividends paid - common stock	(49.6)	(82.2)
Net Financing Activities from (used for) Continuing Operations	20.6	(1,367.2)
Net Financing Activities from Discontinued Operations	—	668.4
Net Cash Flows from (used for) Financing Activities	20.6	(698.8)
Change in cash and cash equivalents from continuing operations	8.5	(652.9)
Change in cash and cash equivalents from (used for) discontinued operations	(0.3)	669.7
Change in cash included in discontinued operations	—	(6.8)
Cash and cash equivalents at beginning of period	15.5	24.9
Cash and Cash Equivalents at End of Period	$23.7	$34.9